Exhibit 99.2
SUPERVALU INC. and Subsidiaries
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In millions, except per share data)

Overview
On December 5, 2016, SUPERVALU INC. (“Supervalu” or “the Company”) completed the previously announced sale of the Company’s Save-A-Lot business (the “Sale”) to SAL Acquisition Corp (f/k/a Smith Acquisition Corp), an affiliate of Onex Partners Managers LP (“Purchaser”), for a purchase price of $1,365 in cash, subject to customary closing adjustments. The Sale was completed pursuant to the terms of the Agreement and Plan of Merger, dated as of October 16, 2016 (the “Merger Agreement”), by and among Purchaser, SAL Merger Sub Corp (f/k/a Smith Merger Sub Corp), a newly formed wholly owned subsidiary of the Purchaser (“Merger Sub”), Supervalu and Moran Foods, LLC, a wholly owned subsidiary of Supervalu prior to the Sale (“Save-A-Lot”). Concurrently with entering into the Merger Agreement, Supervalu and Save-A-Lot also entered into a Separation Agreement (the “Separation Agreement”) pursuant to which, among other things, the assets and liabilities of the Save-A-Lot business were transferred to and assumed by Save-A-Lot prior to the completion of the Sale. As contemplated by the Merger Agreement, in connection with the completion of the Sale, on December 5, 2016, Supervalu and Save-A-Lot entered into a Services Agreement (the “Services Agreement”), whereby Supervalu will provide certain professional services to Save-A-Lot for a period of five years, on and subject to the terms and conditions set forth therein.
The Unaudited Pro Forma Condensed Consolidated Financial Statements, prepared in accordance with Article 11 of Regulation S-X, have been derived from Supervalu’s historical consolidated financial statements, after primarily giving effect to the following transactions directly related to the Merger Agreement, the Separation Agreement and the Services Agreement:

•
the separation of the assets (including the equitys interest of certain subsidiaries) and liabilities related to the Save-A-Lot business from Supervalu and the transfer of such assets (including the equity interests of certain subsidiaries) and liabilities to Purchaser, including the associated results of operations;

•
the net proceeds from the Sale, after customary closing adjustments for Indebtedness, Cash and Working Capital (each as defined in the Merger Agreement), which are subject to finalization pursuant to the terms of the Merger Agreement following the closing date, and transaction costs;

•
the required prepayment of the Company’s $1,500 term loan facility (the “Secured Term Loan Facility”) with 100% of the first $750 of Net Cash Proceeds (as defined in the Secured Term Loan Facility) received from the Sale, and the required prepayment of the Secured Term Loan Facility with 50% of such Net Cash Proceeds in excess of $750 up to an aggregate amount that would cause the Company's Total Secured Leverage Ratio (as defined in the Secured Term Loan Facility), on a pro forma basis after giving effect to such prepayment, to be no higher than 1.50:1.00, which is estimated to be $75;

•
the impact of the agreement between the Pension Benefit Guarantee Corporation (“PBGC”) and Supervalu under which Supervalu agreed to certain excess contributions to Supervalu’s qualified pension plan and to repay any outstanding balance under the Company’s $1,000 asset-based revolving ABL credit facility (the “Revolving ABL Credit Facility”) at the time of the Sale;

•	the impact of the Services Agreement with Save-A-Lot;

•	the impact of Wholesale sales to the Save-A-Lot business previously eliminated on an intercompany basis; and

•	the recognition of the income tax effects of the Merger Agreement and the Separation Agreement.
Basis of Presentation
The following Unaudited Pro Forma Condensed Consolidated Financial Statements were derived from the Company’s historical audited Consolidated Financial Statements and unaudited Condensed Consolidated Financial Statements, and reflect the Company’s historical Condensed Consolidated Statements of Operations recast as if the Sale occurred on February 24, 2013 (the first day of fiscal 2014) and the Company’s historical Condensed Consolidated Balance Sheet recast as if the Sale occurred on September 10, 2016 (the last day of the second quarter of fiscal 2017). These Unaudited Pro Forma Condensed Consolidated Financial Statements should be read together with the Company’s historical Consolidated Financial Statements and accompanying Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended February 27, 2016 and in the Company’s Quarterly Report on Form 10-Q for the year-to-date (28 weeks) ended September 10, 2016.
The pro forma adjustments are based upon available information and assumptions that management believes are reasonable, that reflect the expected impact of events directly attributable to the Sale, that are factually supportable, and, in the case of the Unaudited Pro Forma Condensed Consolidated Statements of Operations, are expected to have a continuing impact on the operations of Supervalu. The adjustments presented in the Unaudited Pro Forma Condensed Consolidated Financial Statements have been identified and presented to provide relevant information necessary for an understanding of Supervalu upon consummation of the Sale.

The Unaudited Pro Forma Condensed Consolidated Financial Statements are presented for informational purposes only and are subject to a number of uncertainties and assumptions and do not purport to represent what Supervalu’s actual results of operations or financial position would have been had the Sale occurred on the dates previously described. These financial statements are not necessarily indicative of the future results of operations or financial condition of Supervalu as of any future date or for any future period. In addition, the preparation of these financial statements required management to make estimates and assumptions that affect the reported amounts of assets, liabilities and expenses for the reporting periods presented. Actual results could differ from those estimates.
The assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the Unaudited Pro Forma Condensed Consolidated Financial Statements. Management believes the assumptions used and pro forma adjustments derived from such assumptions are reasonable under the circumstances and are based upon currently available information.

SUPERVALU INC. and Subsidiaries
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
For the Year-to-Date (28 Weeks) Ended September 10, 2016
(In millions, except per share data)

	Supervalu Historical	Disposition of Save-A-Lot (a)	Pro Forma Adjustments	Note	Supervalu Pro Forma
Net sales	$9,061	$(2,491)	$24	(b)	$6,594
Cost of sales	7,720	(2,095)	8	(c)	5,633
Gross profit	1,341	(396)	16		961
Selling and administrative expenses	1,120	(321)	—		799
Operating earnings	221	(75)	16		162
Interest expense, net	101	(1)	(27)	(d)	73
Equity in earnings of unconsolidated affiliates	(2)	—	—		(2)
Earnings from continuing operations before income taxes	122	(74)	43		91
Income tax provision	45	(29)	17	(e)	33
Net earnings from continuing operations	$77	$(45)	$26		$58

Basic net earnings per share attributable to SUPERVALU INC.:
Continuing operations	$0.28				$0.21
Diluted net earnings per share attributable to SUPERVALU INC.:
Continuing operations	$0.28				$0.21

Weighted average number of shares outstanding:
Basic	264				264
Diluted	267				267

SUPERVALU INC. and Subsidiaries
 PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
For the Year-to-Date (28 Weeks) Ended September 12, 2015
 (In millions, except per share data)

	Supervalu Historical	Disposition of Save-A-Lot (a)	Pro Forma Adjustments	Note	Supervalu Pro Forma
Net sales	$9,469	$(2,498)	$30	(b)	$7,001
Cost of sales	8,076	(2,112)	14	(c)	5,978
Gross profit	1,393	(386)	16		1,023
Selling and administrative expenses	1,141	(291)	—		850
Operating earnings	252	(95)	16		173
Interest expense, net	103	—	(23)	(d)	80
Equity in earnings of unconsolidated affiliates	(2)	—	—		(2)
Earnings from continuing operations before income taxes	151	(95)	39		95
Income tax provision	57	(39)	16	(e)	34
Net earnings from continuing operations	94	(56)	23		61

Basic net earnings per share attributable to SUPERVALU INC.:
Continuing operations	$0.34				$0.21
Diluted net earnings per share attributable to SUPERVALU INC.:
Continuing operations	$0.33				$0.21

Weighted average number of shares outstanding:
Basic	262				262
Diluted	268				268

SUPERVALU INC. and Subsidiaries
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
For the Year (52 Weeks) Ended February 27, 2016
(In millions, except per share data)

	Supervalu Historical	Disposition of Save-A-Lot (a)	Pro Forma Adjustments	Note	Supervalu Pro Forma
Net sales	$17,529	$(4,622)	$47	(b)	$12,954
Cost of sales	14,945	(3,912)	17	(c)	11,050
Gross profit	2,584	(710)	30		1,904
Selling and administrative expenses	2,124	(554)	—		1,570
Intangible asset impairment charge	6	—	—		6
Operating earnings	454	(156)	30		328
Interest expense, net	196	(1)	(43)	(d)	152
Equity in earnings of unconsolidated affiliates	(5)	—	—		(5)
Earnings from continuing operations before income taxes	263	(155)	73		181
Income tax provision	85	(61)	30	(e)	54
Net earnings from continuing operations	$178	$(94)	$43		$127

Basic net earnings per share attributable to SUPERVALU INC.:
Continuing operations	$0.64				$0.45
Diluted net earnings per share attributable to SUPERVALU INC.:
Continuing operations	$0.63				$0.44

Weighted average number of shares outstanding:
Basic	263				263
Diluted	268				268

SUPERVALU INC. and Subsidiaries
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
For the Year (53 Weeks) Ended February 28, 2015
(In millions, except per share data)

	Supervalu Historical	Disposition of Save-A-Lot (a)	Pro Forma Adjustments	Note	Supervalu Pro Forma
Net sales	$17,917	$(4,640)	$67	(b)	$13,344
Cost of sales	15,329	(3,950)	35	(c)	11,414
Gross profit	2,588	(690)	32		1,930
Selling and administrative expenses	2,164	(516)	—		1,648
Operating earnings	424	(174)	32		282
Interest expense, net	243	(1)	(44)	(d)	198
Equity in earnings of unconsolidated affiliates	(4)	—	—		(4)
Earnings from continuing operations before income taxes	185	(173)	76		88
Income tax provision	58	(71)	30	(e)	17
Net earnings from continuing operations	$127	$(102)	$46		$71

Basic net earnings per share attributable to SUPERVALU INC.:
Continuing operations	$0.46				$0.24
Diluted net earnings per share attributable to SUPERVALU INC.:
Continuing operations	$0.45				$0.24

Weighted average number of shares outstanding:
Basic	260				260
Diluted	264				264

SUPERVALU INC. and Subsidiaries
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
For the Year (52 Weeks) Ended February 22, 2014
(In millions, except per share data)

	Supervalu Historical	Disposition of Save-A-Lot (a)	Pro Forma Adjustments	Note	Supervalu Pro Forma
Net sales	$17,252	$(4,255)	$61	(b)	$13,058
Cost of sales	14,712	(3,601)	30	(c)	11,141
Gross profit	2,540	(654)	31		1,917
Selling and administrative expenses	2,117	(470)	—		1,647
Operating earnings	423	(184)	31		270
Interest expense, net	407	(3)	(52)	(d)	352
Equity in earnings of unconsolidated affiliates	(2)	—	—		(2)
Earnings from continuing operations before income taxes	18	(181)	83		(80)
Income tax provision	5	(74)	35	(e)	(34)
Net earnings from continuing operations	$13	$(107)	$48		$(46)

Basic net earnings (loss) per share attributable to SUPERVALU INC.:
Continuing operations	$0.02				$(0.21)
Diluted net earnings (loss) per share attributable to SUPERVALU INC.:
Continuing operations	$0.02				$(0.21)

Weighted average number of shares outstanding:
Basic	255				255
Diluted	258				258

SUPERVALU INC. and Subsidiaries
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
As of September 10, 2016
(In millions)

	Supervalu Historical	Disposition of Save-A-Lot (a)	Pro Forma Adjustments	Note	Supervalu Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$57	$(17)	$343	(f)	$383
Receivables, net	479	(50)	—		429
Inventories, net	1,071	(314)	—		757
Other current assets	82	(18)	—		64
Total current assets	1,689	(399)	343		1,633
Property, plant and equipment, net	1,448	(463)	—		985
Goodwill	868	(143)	—		725
Intangible assets, net	50	(8)	—		42
Deferred tax assets	199	4	—		203
Other assets	107	(13)	16	(g)	110
Total assets	$4,361	$(1,022)	$359		$3,698
LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities
Accounts payable	$1,170	$(285)	$—		$885
Accrued vacation, compensation and benefits	181	(37)	3	(h)	147
Current maturities of long-term debt and capital lease obligations	24	(1)	—		23
Other current liabilities	173	(25)	82	(i)	230
Total current liabilities	1,548	(348)	85		1,285
Long-term debt	2,164	—	(897)	(j)	1,267
Long-term capital lease obligations	197	(8)	—		189
Pension and other postretirement benefit obligations	547	—	(26)	(k)	521
Long-term tax liabilities	83	(7)	—		76
Other long-term liabilities	164	(30)	7	(l)	141
Stockholders’ (deficit) equity
Common Stock, $0.01 par value: 400 shares authorized; 266 shares issued	3	—	—		3
Capital in excess of par value	2,813	—	—		2,813
Treasury stock, at cost, 1 shares	(5)	—	—		(5)
Accumulated other comprehensive loss	(411)	—	(1)	(k)	(412)
Accumulated deficit	(2,748)	(629)	1,191	(m)	(2,186)
Total SUPERVALU INC. stockholders’ (deficit) equity	(348)	(629)	1,190		213
Noncontrolling interests	6	—	—		6
Total stockholders’ (deficit) equity	(342)	(629)	1,190		219
Total liabilities and stockholders’ (deficit) equity	$4,361	$(1,022)	$359		$3,698

SUPERVALU INC. and Subsidiaries
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (In millions, except per share data)

The Unaudited Pro Forma Condensed Consolidated Financial Statements as of and for the year-to-date periods ended September 10, 2016 and September 12, 2015, and for the fiscal years ended February 27, 2016, February 28, 2015 and February 22, 2014, include the following adjustments:
Overall Unaudited Pro Forma Condensed Consolidated Financial Statements

(a)
The “Disposition of Save-A-Lot” column reflects the net sales, expenses, assets, liabilities and stockholders’ equity attributable to Save-A-Lot, which were historically included in Supervalu’s consolidated financial statements. This column excludes certain amounts previously attributable to Save-A-Lot for Supervalu business segment reporting purposes, such as corporate administrative expense allocations, which will remain with Supervalu pursuant to the terms of the Merger Agreement and the Separation Agreement.

Pro Forma Condensed Consolidated Statements of Operations (Unaudited)

(b)
This adjustment reflects (1) the fees that Supervalu expects to recognize in connection with performing services for Save-A-Lot under the Services Agreement and (2) Wholesale distribution sales to Save-A-Lot pursuant to a customer agreement between Supervalu and Save-A-Lot with terms similar before and after the Sale that had historically been intercompany sales before the Sale. Actual Services Agreement fees are subject to adjustments pursuant to the terms of the Services Agreement including for changes in service levels.

(c)
This adjustment reflects the Cost of sales related to Wholesale’s distribution to Save-A-Lot, which was previously eliminated on an intercompany basis. No adjustment for expenses related to the Services Agreement has been included within Cost of sales because the shared service center costs incurred to support back office functions related to the Services Agreement represent administrative overhead costs that have been included within Selling and administrative expenses of the Supervalu Historical column.

(d)
This adjustment reflects the reduction of interest expense associated with the required debt prepayments pursuant to the terms of Supervalu’s Secured Term Loan Facility as a result of the Sale and the Company’s agreement with the PBGC to repay the outstanding balance under the Revolving ABL Credit Facility at the time of the Sale, both of which were calculated at prevailing interest rates under those facilities outstanding during each period presented. Historical interest expense under the Revolving ABL Credit Facility was reduced based on the $260 outstanding balance that was repaid as of the completion of the Sale.

(e)	This adjustment reflects the tax effect of the pro forma adjustments using the blended federal and state statutory tax rates of the applicable jurisdictions during each period presented.
Pro Forma Condensed Consolidated Balance Sheet (Unaudited)

(f)	This adjustment reflects the remaining cash proceeds from the Sale, calculated as follows:

September 10, 2016
Purchase price	$1,365
Indebtedness, Cash and Working Capital adjustments (each as defined under the Merger Agreement)(1) and prepaid Services Agreement fees received at closing of the Sale (see note (i))	(34)
Transaction cost payments (see note (m))	(30)
Secured Term Loan Facility and Revolving ABL Credit Facility repayments (see note (j))(2)	(925)
Pension contribution (see note (k))	(25)
Accrued interest repayment on long-term debt (see note (i))	(8)
Total net cash and cash equivalents adjustment	$343

(1)
Adjustments were calculated using balance sheet information estimated for the effective time under the Merger Agreement. This amount is subject to finalization pursuant to the terms of the Merger Agreement following the closing date of the Sale.

(2)	Long-term debt repayment includes an estimated $75 prepayment on the Secured Term Loan Facility, which will be made within ten days following the Sale (see note (j)).

(g)
This adjustment reflects the reclassification of deferred financing costs from Long-term debt to Other assets related to the Revolving ABL Credit Facility due to the repayment of the remaining outstanding balance pursuant to the terms of the Company’s agreement with the PBGC (see note (j)).

(h)	This adjustment reflects accrued employee incentive compensation payables required to be paid to certain Save-A-Lot employees by Supervalu pursuant to the Merger Agreement.

(i)
This adjustment reflects the estimated recognition of federal depreciation recapture, state income taxes and other taxes upon the Sale and the deferral of prepaid Services Agreement fees received at closing, offset by accrued interest repayments related to the required Secured Term Loan Facility and Revolving ABL Credit Facility repayments.

No other income taxes were recognized on the Sale primarily due to the recognition of capital loss tax carryforwards applied against the gain on the Sale. These capital loss tax carryforwards were previously reserved for under a deferred tax asset valuation allowance.

(j)
This adjustment reflects the required prepayment of the Secured Term Loan Facility with 100% of the first $750 of Net Cash Proceeds and a further prepayment of the Secured Term Loan Facility with 50% of the Net Cash Proceeds in excess of $750 up to an aggregate amount that would cause the Company's Total Secured Leverage Ratio, on a pro forma basis after giving effect to such prepayment, to be no higher than 1.50:1.00, which Supervalu estimates to be $75. In addition, pursuant to the terms of the Company’s agreement with the PBGC, this adjustment includes an additional $100 payment for the outstanding balance under the Revolving ABL Credit Facility as of September 10, 2016. Pursuant to the agreement with the PBGC, the Company paid in full the $260 balance outstanding under the Revolving ABL Credit Facility as of the completion of the Sale.

These long-term debt reductions were offset by long-term debt increases from (1) the reclassification of deferred financing costs related to the Revolving ABL Credit Facility of $16 due to the repayment of the remaining outstanding balance pursuant to the terms of the agreement with the PBGC (see note (g)) and (2) the recognition of deferred financing costs and original issue discount acceleration of $12 as a result of the mandatory prepayments under the Secured Term Loan Facility.
The estimated secondary prepayment of $75 under the Secured Term Loan Facility is subject to change based on the calculation of pro forma Consolidated Adjusted EBITDA (as defined in the Secured Term Loan Facility) for the four consecutive fiscal quarters including the fiscal quarter recently ended on December 3, 2016.

(k)
This adjustment reflects a $25 pension contribution made by the Company following the Sale pursuant to an agreement with the PBGC and the de-recognition of retiree medical obligations that Supervalu is no longer obligated to pay. In addition, under this same agreement with the PBGC, the Company is obligated to make additional payments of $25 and $10 on or before March 1, 2017 and November 15, 2017, respectively.

(l)	This adjustment reflects the recognition of Supervalu's indemnification obligation for uncertain tax obligations assumed by Save-A-Lot under the Merger Agreement.

(m)	This adjustment to Accumulated deficit includes the following:

September 10, 2016
Purchase price	$1,365
Indebtedness, Cash and Working Capital adjustments (each as defined under the Merger Agreement)(1)	(64)
Recognition of accrued tax expenses (see note (i))	(60)
Recognition of transaction costs (see note (f))	(30)
Recognition of deferred financing costs and original issue discount acceleration (see note (j))	(12)
Recognition of indemnified uncertain tax obligations (see note (l))	(7)
Employee incentive compensation payables (see note (h))	(3)
De-recognition of retiree medical obligations (see note (k))	2
Total net stockholder’s (deficit) equity adjustment	$1,191

(1)
Adjustments were calculated using balance sheet information estimated for the effective time under the Merger Agreement. This amount is subject to finalization pursuant to the terms of the Merger Agreement following the closing date of the Sale.